Exhibit 99.2

Press Release	NASDAQ:ABCW
FOR IMMEDIATE RELEASE
Date: September 7, 2010
AnchorBank, fsb Announces Conditional Approval of Capital Restoration Plan by
Office of Thrift Supervision
Madison, Wisconsin — Anchor BanCorp Wisconsin, Inc. (NASDAQ: ABCW), the holding company for AnchorBank, fsb (Bank) announced today that the Bank has received conditional approval of its capital restoration plan from its primary federal regulator, the Office of Thrift Supervision (OTS). In conjunction with this approval, the Board of Directors has executed a Stipulation and Consent to a Prompt Corrective Action Directive (PCA Directive) with the OTS. The PCA Directive will become effective upon the acceptance of the Consent by the OTS and issuance of the PCA Directive.
“We view the OTS’s conditional approval of our Capital Restoration Plan (Plan) as a significant step forward. The Bank’s ability to reach an 8.05% Total Risk Based Capital Ratio as of July 31, returning it to “adequately capitalized” status, is a key milestone and indicates that many of our strategic initiatives, including recent sales of branches in non-core markets, closing of unprofitable offices, reductions in overhead and expenses, enhanced underwriting standards and management of both new and troubled loan assets, are beginning to be reflected in the Bank’s operating results,” stated Chris Bauer, Chief Executive Officer.
The PCA Directive requires, among other things, that the Bank continues to implement the Plan as conditionally approved by the OTS. An essential element for the approval of the Plan was the Bank’s ability to attain “adequately capitalized” (8.0% or greater Total Risk Based Capital) status as of July 31, 2010. Based on the Bank’s internal financial reporting, a Total Risk Based Capital level of 8.05% was achieved as of July 31, 2010. The Bank’s official regulatory capital levels as of the end of its complete second fiscal quarter, ending September 30, 2010, is reported on a quarterly basis and will be reported in late October.
The Plan filed with the OTS includes two sets of assumptions for continuing to improve the Bank’s capital levels in the future, one based on obtaining capital from an outside source and one which reflects the results of the Bank’s ongoing initiatives in the absence of an external capital infusion.
“We continue to be engaged, along with our advisors Sandler O’Neil and Partners, in active discussions with potential investors as well as taking aggressive actions to improve the Bank’s overall capital position prior to concluding an agreement for additional investment into AnchorBank. It is important to note that our Plan, as conditionally approved by the OTS, includes scenarios under which we receive an outside capital infusion as well as scenarios under which we continue to improve our capital position without an outside capital infusion. This gives us maximum flexibility to help ensure the continued improvement and viability of AnchorBank as a cornerstone of the Wisconsin financial marketplace,” said Bauer. “Our efforts are supported by the Bank’s strong liquidity position, which exceeded $470 million as of July 31, 2010,” added Bauer.
About Anchor BanCorp Wisconsin, Inc.
Anchor BanCorp’s stock is traded on the NASDAQ exchange under the symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has offices located in Wisconsin.
For More Information
For more information, contact Chris Bauer, Chief Executive Officer, at (608) 252-1810.
Forward-Looking Statements
This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. This includes any statements regarding management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp’s forward-looking statements. Outcomes related to such statements are subject to numerous risk factors and uncertainties, including those listed in the company’s Annual Report filed on Form 10-K.